Consolidated Water Announces Agreement to Construct Wastewater Treatment Plant in Arizona

GEORGE TOWN, Grand Cayman, Cayman Islands, May 17, 2022 -- Consolidated Water Co. Ltd. (NASDAQ Global Select Market: CWCO), a leading developer and operator of advanced water supply and treatment plants, announced today that its subsidiary PERC Water Corporation (“PERC”) has entered into an agreement to construct and commission a four million gallon per day wastewater treatment facility for Liberty Utilities (Litchfield Park Water & Sewer) Corp. (“Liberty”), which will be located in Goodyear, Arizona.

The construction and commissioning fee for the Plant is approximately $82 million, and the Plant is scheduled to be completed in approximately 26 months.

“We are very appreciative and honored that Liberty has selected us for this project,” commented PERC’s president, Nate Owen. “This new facility will help to address the increasing demand in Liberty’s service territory throughout Goodyear, Litchfield Park, Palm Valley, and the 303 corridor as these areas have experienced significant residential and commercial growth over the past decade. The new facility will assist Liberty in providing additional reclaimed water for important uses, such as irrigation, which will offset and conserve millions of gallons of potable water for human consumption and domestic purposes.”

About Consolidated Water Co. Ltd.

Consolidated Water Co. Ltd. develops and operates advanced water supply and treatment plants and water distribution systems. The company operates water production facilities in the Cayman Islands, The Bahamas and the British Virgin Islands and operates water treatment facilities in the United States. The company also manufactures and services a wide range of products and provides design, engineering, management, operating and other services applicable to commercial and municipal water production, supply and treatment, and industrial water and wastewater treatment. For more information, visit www.cwco.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "intend", "expect", "should", "will" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to (i) continued acceptance of the company's products and services in the marketplace; (ii) changes in its relationships with the governments of the jurisdictions in which it operates; (iii) the outcome of its negotiations with the Cayman government regarding a new retail license agreement; (iv) the collection of its delinquent accounts receivable in the Bahamas; (v) the possible adverse impact of the COVID-19 virus on the company’s business; and (vi) various other risks, as detailed in the company's periodic report filings with the Securities and Exchange Commission (“SEC”). For more information about risks and uncertainties associated with the company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the company’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting the company’s Secretary at the company’s executive offices or at the

“Investors – SEC Filings” page of the company’s website at http://ir.cwco.com/docs. Except as otherwise required by law, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:
David W. Sasnett
Executive Vice President and CFO
Tel (954) 509-8200
dsasnett@cwco.com

Investor Relations Contact
Ron Both or Justin Lumley
CMA
Tel (949) 432-7566
Email Contact

Media Contact:
Tim Randall
CMA
Tel (949) 432-7572
Email Contact